Exhibit 4.24

AMENDMENT NO. 1 TO THE DECLARATION OF TRUST

This AMENDMENT NO. 1 TO THE DECLARATION OF TRUST, dated as of May 25, 2011 (this “Amendment No. 1”), among Wells Fargo Delaware Trust Company, National Association, a national banking association (as successor in interest to Wells Fargo Delaware Trust Company), as Delaware trustee (the “Delaware Trustee”), Jane E. Freedman and Paul H. McDonough, as trustees (the “Regular Trustees” and collectively with the Delaware Trustee, the “Trustees” and each a “Trustee”) and OneBeacon U.S. Holdings, Inc., a Delaware corporation, as depositor (the “Depositor”).

1.             The Trustees and the Depositor desire to amend Section 4 of the Declaration of Trust of OneBeacon U.S. Holdings Trust II, dated as of June 27, 2008 (the “Declaration of Trust”).  The Trustees and the Depositor hereby agree that such Section 4 be amended and restated in its entirety to read as follows:

4.           The Depositor, as depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare, execute, and file with the Securities and Exchange Commission (the “Commission”), in each case on behalf of the Trust, (a) one or more Registration Statements on Form S-3 (the “1933 Act Registration Statements”), including any pre-effective or post-effective amendments to each such 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities, (b) any prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) one or more Registration Statements on Form 8-A (the “1934 Act Registration Statements”) (including all pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare, execute and file with the New York Stock Exchange (the “Exchange”) and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to prepare, execute and file on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to any 1933 Act Registration Statement. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, any Regular Trustees, in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wells Fargo Delaware Trust Company, National Association in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Jane E. Freedman and Paul H. McDonough, with each of them as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to each 1933 Act Registration Statement and each 1934 Act Registration Statement and to file the same, with all exhibits therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall or cause to have done by virtue hereof.

2.             This Amendment No. 1, together with the Declaration of Trust, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties.

3.             This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

4.             This Amendment No. 1 may be executed in one or more counterparts, each of which when so executed shall be an original and all of which when taken together shall constitute but one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

DEPOSITOR

ONEBEACON U.S. HOLDINGS, INC.

By:	/s/ Paul H. McDonough
Name: Paul H. McDonough
Title: Senior Vice President

DELAWARE TRUSTEE

WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Amy L. Martin
Name: Amy L. Martin
Title: Vice President

REGULAR TRUSTEES

/s/ Jane E. Freedman
Name: Jane E. Freedman

/s/ Paul H. McDonough
Name: Paul H. McDonough